Exhibit 99.1

Vaccinex Plans to Delist its Common Stock from The Nasdaq Stock Market

ROCHESTER, N.Y., Mar. 7, 2025 (GLOBE NEWSWIRE) – Vaccinex, Inc. (OTC: VCNX) (“Vaccinex” or the “Company”), a clinical-stage biotechnology company pioneering a differentiated approach to treating neurodegenerative disease by blocking astrogliosis and neuroinflammation through the inhibition of SEMA4D, today announced that it has notified the Nasdaq Stock Market (“Nasdaq”) of its decision to delist the Company’s shares of common stock, par value $0.0001 per share (the “Common Stock”), from Nasdaq. Trading in the Common Stock on Nasdaq has been suspended since December 18, 2024.

Vaccinex intends to file a Form 25 with the Securities and Exchange Commission on or about March 17, 2025 to remove its Common Stock from listing on Nasdaq.

The Company’s decision to delist follows its receipt of notice dated December 16, 2024, that the Nasdaq Hearings Panel had determined to delist the Company’s securities from Nasdaq, and the subsequent suspension of trading. Nasdaq would have otherwise filed a Form 25 in due course.

The Company plans to continue to focus on development of its lead product, pepinemab, to treat Alzheimer’s disease and cancer through partnerships, grants and other financing avenues.

About Vaccinex Inc.

Vaccinex, Inc. is pioneering a differentiated approach to treating slowly progressive neurodegenerative diseases and cancer through the inhibition of semaphorin 4D (SEMA4D). The Company’s lead drug candidate, pepinemab, blocks SEMA4D, a potent biological effector that it believes triggers damaging inflammation in chronic diseases of the brain and prevents infiltration and activation of immune cells in tumors. Pepinemab was studied as a monotherapy in the Phase 1b/2 SIGNAL-AD study in Alzheimer’s Disease, and the Company has previously published promising Phase 2 data in Huntington’s disease. Vaccinex believes pepinemab could also be an important contributor to combination therapy in AD. In oncology, pepinemab is being evaluated in combination with KEYTRUDA® in the Phase 1b/2 KEYNOTE-B84 study in recurrent or metastatic head and neck cancer (HNSCC) and in combination with BAVENCIO® in a Phase 1b/2 study in patients with metastatic pancreatic adenocarcinoma (PDAC). The oncology clinical program also includes several investigator-sponsored studies in solid tumors including breast cancer and melanoma.

Vaccinex has global commercial and development rights to pepinemab and is the sponsor of the KEYNOTE-B84 study which is being performed in collaboration with Merck Sharp & Dohme Corp, a subsidiary of Merck and Co, Inc. Kenilworth, NJ, USA.

KEYTRUDA is a registered trademark of Merck Sharp & Dohme Corp., a subsidiary of Merck & Co. Inc., Kenilworth, NJ, USA. BAVENCIO®/avelumab is provided by Merck KGaA, Darmstadt, Germany, previously as part of an alliance between the healthcare business of Merck KGaA, Darmstadt, Germany and Pfizer.

About Pepinemab

Pepinemab is a humanized IgG4 monoclonal antibody designed to block SEMA4D, which can bind to plexin-B1 receptors to trigger collapse of the actin cytoskeleton in cells and lead to loss of homeostatic functions of astrocytes and other glial cells in the brain and of dendritic cells in immune tissue. Pepinemab appears to have been well-tolerated with a favorable safety profile in multiple clinical trials in different neurological and cancer indications.

Forward Looking Statements

To the extent that statements contained in this press release are not descriptions of historical facts regarding Vaccinex, Inc. (“Vaccinex,” “we,” “us,” or “our”), they may be forward-looking statements reflecting management’s current beliefs and expectations. Such statements include, but are not limited to, statements identified by words such as “may,” “will,” “intends,” “plans,” “expects,” and similar expressions or their negatives (as well as other words and expressions referencing future events, conditions, or circumstances). These statements include, among others, those regarding the expected timing of the delisting from Nasdaq and expected benefits of delisting. These statements are based on our current expectations and beliefs and are subject to a number of factors and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements. Except as required by law, we assume no obligation to update these forward-looking statements. For a further discussion of these and other factors that could cause future results to differ materially from any forward-looking statement, see the section titled “Risk Factors” in our periodic reports filed with the Securities and Exchange Commission and the other risks and uncertainties described in Vaccinex’s most recent year-end Annual Report on Form 10-K and subsequent SEC filings.

Investor Contact

Elizabeth Evans, PhD

Chief Operating Officer, Vaccinex, Inc.

(585) 766-2033

eevans@vaccinex.com